Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of US Airways, Inc. (the Company) for the

year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), Bruce R. Lakefield, as Chief Executive Officer of the Company, and

Ronald E. Stanley, as Chief Financial Officer of the Company, each hereby certifies, pursuant to

18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the

Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce R. Lakefield
Name:	Bruce R. Lakefield
Title:	Chief Executive Officer

Date:	February 28, 2005

/s/ Ronald E. Stanley
Name:	Ronald E. Stanley
Title:	Chief Financial Officer

Date:	February 28, 2005

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of

2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as

amended.